SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported January 31, 2007)

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST, SERIES 2007-1
(Exact name of issuing entity as specified in its charter)

NOMURA HOME EQUITY LOAN, INC.
(Exact name of depositor as specified in its charter)

NOMURA CREDIT & CAPITAL, INC.
(Exact name of sponsor as specified in its charter)

Delaware	333-132109-07	20-2748651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

            Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement

Amendment to Mortgage Loan Purchase Agreement

On January 31, 2007, a certain pool of mortgage loans (the “Mortgage Loans”) was sold by Nomura Credit & Capital, Inc. (the “Seller”) to Nomura Home Equity Loan, Inc. (the “Purchaser”) pursuant to a Mortgage Loan Purchase Agreement, dated as of January 31, 2007 (the “Agreement”), by and between the Purchaser and the Seller, which Agreement was included in an exhibit attached to a Form 8-K filed with the United States Securities and Exchange Commission on March 9, 2007. The Purchaser and the Seller entered into Amendment Number One to the Agreement (the “Amendment”), dated as of May 18, 2007, attached hereto as Exhibit 4.1. The Amendment reflects the addition of a certain representation and warranty to the Agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
4.1
Amendment Number One, dated as of May 18, 2007, to the Mortgage Loan Purchase Agreement, dated as of January 31, 2007, by and between Nomura Credit & Capital, Inc. as seller and Nomura Home Equity Loan, Inc. as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2007
NOMURA HOME EQUITY LOAN, INC.

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	Managing Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

4.1	Amendment Number One, dated as of May 18, 2007, to the Mortgage Loan Purchase Agreement, dated as of January 31, 2007, by and between Nomura Credit & Capital, Inc. as seller and Nomura Home Equity Loan, Inc. as purchaser.	7